Filed Pursuant to Rule 424(b)(5)

Registration No. 333-207672

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
2.250% Senior Notes due 2023	$548,500,000	98.905%	$542,493,925	$54,629.14

(1)	Pursuant to Rule 457(r), the total registration fee for this offering is $54,629.14. €500,000,000 aggregate principal amount of the Notes will be issued. $548,500,000, the aggregate Amount to be Registered, is determined using the March 4, 2016 €/U.S.$ exchange rate of €1/U.S.$1.097, as published by the European Central Bank.

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 29, 2015)

€500,000,000

Xylem Inc.

2.250% Senior Notes due 2023

We are offering €500,000,000 aggregate principal amount of our 2.250% Senior Notes due 2023, which we refer to as the “notes.”

We will pay interest on the notes annually on March 11 of each year beginning on March 11, 2017. The notes will bear interest at the rate of 2.250% per annum. The notes will mature on March 11, 2023.

We may redeem the notes at any time and from time to time prior to December 11, 2022 (three months prior to their maturity), as a whole or in part, at our option, at the redemption prices described in this prospectus supplement. We may redeem all or a portion of the notes at our option at any time on or after December 11, 2022 (three months prior to their maturity), at a redemption price equal to 100% of the principal amount of such notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. See “Description of Notes—Optional Redemption.”

If we experience a change of control triggering event, each holder of notes may require us to repurchase some or all of its notes at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest up to, but not including, the repurchase date. See “Description of Notes—Repurchase Upon Change of Control Triggering Event.” In addition, we may redeem the notes, in whole, but not in part, at any time at our option, at par plus accrued and unpaid interest and additional amounts to, but not including, the date fixed for redemption, in the event of certain developments affecting United States taxation. See “Description of Notes—Redemption for Tax Reasons.”

The notes will be our senior unsecured obligations and rank equally with our other unsecured and unsubordinated indebtedness. The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Investing in the notes involves risks. You should carefully read and consider the risk factors included in this prospectus supplement beginning on page S-10 and included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in the notes.

We intend to apply to list the notes on the New York Stock Exchange (“NYSE”). The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Currently there is no public market for the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Underwriting Discount	Proceeds, Before Expenses, to us (1)
Per note	98.905%	0.550%	98.355%
Total	€494,525,000	€2,750,000	€491,775,000

(1)	Plus accrued interest from March 11, 2016, if settlement occurs after that date.

The underwriters expect to deliver the notes in book-entry form only through the facilities of Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or after March 11, 2016, which is the fifth London business day following the date of this prospectus supplement.

Joint Book-Running Managers

BNP PARIBAS	Citigroup	J.P. Morgan

Co-Managers

Wells Fargo Securities	Deutsche Bank	ING
MUFG	Société Générale Corporate & Investment Banking	US Bancorp

The date of this prospectus supplement is March 4, 2016.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes. The second part is the accompanying prospectus dated October 29, 2015, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains a general description of our debt securities and other general information, some of which may not apply to the notes.

We are responsible for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to give you any other information, and neither we nor the underwriters take responsibility for any other information that others may give you. The notes are offered globally for sale only in those jurisdictions where it is lawful to make such offers. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell or the solicitation of an offer to buy (i) by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to make such offer or solicitation or (ii) to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting and Conflicts of Interest” in this prospectus supplement. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in the notes, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described in this prospectus supplement under “Where You Can Find More Information.”

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Xylem,” the “Company,” “we,” “us,” and “our” refer to Xylem Inc. and its consolidated subsidiaries.

References in this prospectus supplement and the accompanying prospectus to “$” and “U.S. dollars” are to the currency of the United States. References to “€” and “euro” in this prospectus supplement and the accompanying prospectus are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. No representation is made that any euro amounts converted into U.S. dollars as presented in this prospectus supplement could have been or could be converted into U.S. dollars at any such exchange rate or at all. The financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States.

Unless otherwise specified, the euro/U.S. dollar rate of exchange used in this prospectus supplement is €1.00 = $1.0932, which is the noon buying rate in New York City for cable transfers as announced by the United States Federal Reserve Board for euros on February 26, 2016.

IN CONNECTION WITH THIS OFFERING, CITIGROUP GLOBAL MARKETS LIMITED (OR ITS RESPECTIVE AFFILIATES), AS STABILIZING MANAGER, MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT LEVELS WHICH MIGHT NOT OTHERWISE PREVAIL. THIS STABILIZING, IF COMMENCED, MAY BE

DISCONTINUED AT ANY TIME. THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES.

ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the European Economic Area (the “EEA”) that has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to produce a prospectus for offers of notes. Accordingly, any person making or intending to make any offer in that Relevant Member State of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. “Prospectus Directive” means Directive 2003/71/EC, as amended, including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive and that are also (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “Relevant Person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.

This prospectus supplement and the accompanying prospectus have not been approved for the purposes of section 21 of the UK Financial Services and Markets Act 2000 (“FSMA”) by a person authorized under FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the United Kingdom only in circumstances in which section 21(1) of FSMA does not apply to us.

The notes are not being offered or sold to any person in the United Kingdom except in circumstances which will not result in an offer of securities to the public in the United Kingdom within the meaning of Part VI of FSMA.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding Xylem Inc. and other companies that file materials with the SEC electronically. Copies of our periodic and current reports and proxy statements may be obtained, free of charge, on the “Investors” section of our website at http://www.xyleminc.com. This reference to our website is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such website into this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” documents we file with the SEC into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered part of this prospectus supplement. Any statement in this prospectus supplement or incorporated by reference into this prospectus supplement shall be automatically modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus supplement modifies or supersedes such prior statement. We incorporate by reference the following documents filed with the SEC (other than, in each case, any information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 26, 2016;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed on March 24, 2015, to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Current Reports on Form 8-K, filed with the SEC on February 4, 2016 and February 25, 2016; and

•	future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) before the termination of the offering of the securities made under this prospectus supplement. Unless we specifically state to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

Each person to whom a copy of this prospectus has been delivered, including any beneficial owner, may request a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus supplement and accompanying prospectus (excluding certain exhibits to the documents) at no cost by making a written or oral request to us at the following address:

Xylem Inc. ATTN: Investor Relations 1 International Drive Rye Brook, New York 10573 (914) 323-5700

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY ADDITIONAL INFORMATION OR ANY INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN OR

INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR ANY FREE WRITING PROSPECTUS PROVIDED IN CONNECTION WITH THE OFFERING OF THE NOTES. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

FORWARD-LOOKING STATEMENTS

This prospectus supplement contains information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements include any statements that are not historical in nature, including any such statements about the capitalization of the Company, the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future including statements relating to orders, revenue, operating margins and earnings per share growth, and statements expressing general views about future operating results are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Factors that could cause results to differ materially from those anticipated include: overall economic and business conditions, political and other risks associated with our international operations, including military actions, economic sanctions or trade embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; weather conditions; ability to retain and attract key members of management; our relationship with and the performance of our channel partners; our ability to successfully identify, complete and integrate acquisitions; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; governmental investigations; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth below under “Risk Factors” and those described from time to time in reports filed with the Securities and Exchange Commission (“SEC”).

All forward-looking statements made herein are based on information available to the Company as of the date of this prospectus supplement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SUMMARY

The following is a brief summary of some of the terms of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, you should carefully read this prospectus supplement and the accompanying prospectus.

About Xylem

Xylem is a leading equipment and service provider for water and wastewater applications with a broad portfolio of products and services addressing the full cycle of water, from collection, distribution and use to the return of water to the environment. Our business focuses on providing technology-intensive equipment and services. Our product and service offerings are organized into two reportable segments: Water Infrastructure and Applied Water. Our segments are aligned with each of the sectors in the cycle of water, water infrastructure and usage applications.

•	Water Infrastructure serves the water infrastructure sector with pump systems that transport water from aquifers, lakes, rivers and seas; with filtration, ultraviolet and ozone systems that provide treatment, making the water fit to use; and pumping solutions that move the wastewater to treatment facilities where our mixers, biological treatment, monitoring and control systems provide the primary functions in the treatment process. We provide analytical instrumentation used to measure water quality, flow and level in wastewater, surface water and coastal environments. In the Water Infrastructure segment, we provide the majority of our sales directly to customers with strong application expertise, while the remaining amount is through distribution partners.

•	Applied Water serves the usage applications sector with water pressure boosting systems for heating, ventilation and air conditioning and for fire protection systems to the residential and commercial building services markets. In addition, our pumps, heat exchangers, valves and controls provide cooling to power plants and manufacturing facilities, as well as circulation for food and beverage processing. We also provide boosting systems for farming irrigation, pumps for dairy operations and rainwater reuse systems for small scale crop and turf irrigation. In the Applied Water segment, we provide the majority of our sales through long-standing relationships with some of the world’s leading distributors, with the remainder going directly to customers.

Xylem Inc. was incorporated under the laws of the State of Indiana on May 4, 2011. Our principal executive offices are located at 1 International Drive, Rye Brook, New York 10573, and our telephone number is (914) 323-5700.

The Offering

The Issuer	Xylem Inc., an Indiana corporation.

Securities Offered	€500,000,000 2.250% Senior Notes due 2023.

Original Issue Date	March 11, 2016.

Maturity Date	The notes will mature on March 11, 2023.

Interest Payment Dates	Interest on the notes will be paid annually on March 11 of each year, beginning on March 11, 2017.

Interest Rate	2.250% per annum.

Currency of Payments	All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the euro. Any payments in respect of the notes so made in U.S. dollars will not constitute an event of default under the terms of the notes or the indenture.

Additional Amounts	Subject to certain exceptions and limitations set forth herein, we will pay additional amounts on the notes as may be necessary to ensure that every net payment by us of the principal of and interest on a note to or on account of a beneficial owner of a note who is not a United States person for U.S. federal income tax purposes, after deduction or withholding by us or any of our paying agents for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment, by the United States or any political subdivision or taxing authority of the United States, will not be less than the amount that would have been payable if no such deduction or withholding had been required. See “Description of Notes—Payment of Additional Amounts.”

Redemption of Notes for Tax Reasons	We may redeem all, but not part, of the notes upon the occurrence of specified tax events described under “Description of Notes—Redemption for Tax Reasons.”

Repurchase at the Option of the Holders of the Notes	If we experience a change of control triggering event, each holder of notes may require us to repurchase some or all of the notes at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest up to, but not including, the repurchase date. See “Description of Notes—Repurchase Upon Change of Control Triggering Event.”

Optional Redemption	We may redeem the notes at any time prior to December 11, 2022

(three months prior to their maturity), as a whole or in part, at our option, at the applicable redemption prices described under the heading “Description of Notes—Optional Redemption” in this prospectus supplement.

Notwithstanding the immediately preceding paragraph, we may redeem all or a portion of the notes at our option at any time on or after December 11, 2022 (three months prior to their maturity), at a redemption price equal to 100% of the principal amount of such notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Use of Proceeds	We intend to use the net proceeds from the sale of the notes, together with cash on hand, to repay the $600 million principal amount of our outstanding 3.550% Senior Notes due 2016, together with accrued and unpaid interest, and to use any remaining net proceeds for general corporate purposes.

Ranking	The notes will be unsecured obligations of ours and will rank equally with our other unsecured and unsubordinated indebtedness.

Denominations	The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Form	The notes will be issued only in registered, book-entry form. One or more global notes will be deposited with a common depositary on behalf of Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”) and registered in the name of the common depositary or its nominee.

Absence of Public Market	The notes are new securities for which there is currently no public trading market. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice.

Further Issues

We may from time to time, without notice to or the consent of the holders of notes, create and issue further notes ranking equally and ratably with such series of notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as the notes. If such further notes are not fungible with the notes in this offering for United States federal income tax purposes, the further notes will have different ISIN and CUSIP numbers.

Governing Law	The notes and the indenture under which they will be issued will be governed by New York law.

Listing	We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing and we may delist the notes at any time.

Trustee, Registrar and Transfer Agent	Deutsche Bank Trust Company Americas

Paying Agent	Deutsche Bank Trust Company Americas

CUSIP/ISIN/Common Code	98419M AG5 / XS1378780891 / 137878089

Risk Factors	Investing in the notes involves risks. See “Risk Factors” for more information.

RISK FACTORS

Investing in the notes involves risk. Before you decide whether to purchase any notes, you should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 (which Risk Factors are incorporated by reference herein), as such descriptions may be updated or amended in any future reports we file with the SEC, as well as the risks described below and the other information contained or incorporated by reference in this prospectus supplement and the accompanying. See “Where You Can Find More Information” above.

Risks Related to the Notes

We may not be able to repurchase the notes upon a change of control.

Upon a change of control triggering event, as defined under the indenture governing the notes, we are required to offer to repurchase all of the notes then outstanding at a price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued interest. In order to obtain sufficient funds to pay the purchase price of the outstanding notes, we expect that we would have to refinance the notes. We cannot assure you that we would be able to refinance the notes on favorable terms or at all. Our failure to offer to purchase all outstanding notes or to purchase all validly tendered notes would be an event of default under the indenture governing the notes. Such an event of default may cause the acceleration of our other indebtedness. Our future indebtedness may also contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control triggering event under the indenture. Please see the section entitled “Description of Notes—Repurchase Upon Change of Control Triggering Event.”

There is no current public market for the notes and a market may not develop.

The notes are new securities for which there is currently no public trading market. Although we intend to apply for listing of the notes for trading on the NYSE, no assurance can be given that the notes will become or will remain listed or that an active trading market for the notes will develop or, if developed, that it will continue. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot guarantee:

•	the liquidity of any market that may develop for the notes;

•	your ability to sell the notes; or

•	the price at which you might be able to sell the notes.

Liquidity of any market for the notes and future trading prices of the notes will depend on many factors, including:

•	ratings on our debt securities assigned by the credit rating agencies;

•	the market demand for securities similar to the notes and the interest of securities dealers in making a market for the notes;

•	the number of holders of the notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects;

•	the market price of our common stock;

•	the prospects for companies in our industry generally; and

•	the overall condition of the financial markets.

Historically, the market for investment grade debt has been subject to disruptions that have caused volatility in prices of securities similar to the notes. It is possible that the market for the notes will be subject to disruptions. Any disruptions may have a negative effect on holders, regardless of our prospects and financial performance.

We may choose to redeem the notes when prevailing interest rates are relatively low.

The notes are redeemable at our option, and we may choose to redeem some or all of the notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. See “Description of Notes—Optional Redemption.”

Holders of the notes will receive payments solely in euros subject to limited exceptions.

All payments of interest on and the principal of the notes and any redemption price for the notes will be made in euros, subject to certain limited exceptions. We, the underwriters, the trustee and the paying agent with respect to the notes will not be obligated to convert, or to assist any registered owner or beneficial owner of notes in converting, payments of interest, principal, any redemption price or any additional amount in euros made with respect to the notes into U.S. dollars or any other currency.

Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.

The initial investors in the notes will be required to pay for the notes in euros. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining euros or in converting other currencies into euros to facilitate the payment of the purchase price for the notes.

An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:

•	significant changes in rates of exchange between the euro and the investor’s home currency; and

•	the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, the recent global economic crisis and the actions taken or to be taken by various national governments in response to the crisis could significantly affect the exchange rates between the euro and the investor’s home currency.

The exchange rates of an investor’s home currency for euros and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects.

The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euros at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.

This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

The notes permit us to make payments in U.S. dollars if we are unable to obtain euros and market perceptions concerning the instability of the euro could materially adversely affect the value of the notes.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for the euro, as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. This exchange rate may be materially less favorable than the rate in effect at the time the notes were issued or as would be determined by applicable law. Such developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the notes and you may lose a significant amount of your investment in the notes. See “Exchange Rates.”

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euros. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

The terms of the notes provide that the notes will be issued only with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. The notes may be traded in amounts in excess of €100,000 that are not integral multiples of €100,000. In such a case, a holder of notes who, as a result of trading such amounts, holds a principal amount of less than €100,000 may not receive a definitive certificate in respect of such holding (should definitive certificates be printed) and would need to purchase a principal amount of notes such that its holding amounts to at least €100,000.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes will be approximately €491,225,000 after          deducting the underwriting discount and our estimated expenses of this offering. We intend to use the net proceeds from the sale of the notes, together with cash on hand, to repay the $600 million principal amount of our outstanding 3.550% Senior Notes due 2016, together with accrued and unpaid interest, and to use any remaining net proceeds for general corporate purposes. Our 3.550% Senior Notes due 2016 mature September 20, 2016. Pending such use of the net proceeds, we may invest the proceeds in highly liquid short-term securities.

EXCHANGE RATES

The table below sets forth, for the periods indicated, information concerning the noon buying rate in New York City for cable transfers as announced by the United States Federal Reserve Board for euros (expressed in dollars per €1.00). The rates in this table are provided for your reference only. Unless otherwise specified, the euro/U.S. dollar rate of exchange used in this prospectus supplement is €1.00=$1.0932, as of February 26, 2016.

	High	Low	Average (1)	Period End
Period
2011	1.4875	1.2926	1.3931	1.2973
2012	1.3463	1.2062	1.2859	1.3186
2013	1.3816	1.2774	1.3281	1.3779
2014	1.3927	1.2101	1.3297	1.2101
2015	1.2015	1.0524	1.1096	1.0859
January 2016	1.0964	1.0743	1.0855	1.0832
February 2016 (through February 26, 2016)	1.1362	1.0888	1.1104	1.0932

(1)	The average of the noon buying rates on each market day of the relevant year or period.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference into this prospectus supplement. See “Where You Can Find More Information” and “Incorporation By Reference.”

Year ended December 31,
2015	2014	2013	2012	2011 (1)
6.4	6.4	4.7	5.9	10.9

(1)	This period includes the spin-off from ITT Corporation on October 31, 2011 and the issuance of $1.2 billion aggregate principal amount of senior notes which were issued in September 2011. Interest on such senior notes accrues from September 20, 2011.

The ratio of earnings to fixed charges is computed by dividing (i) pre-tax income before income and losses from equity interests, plus fixed charges by (ii) fixed charges. The term “fixed charges” means the sum of the following: (a) interest expense, including amortization of deferred finance fees and (b) the interest portion of rental expense.

CAPITALIZATION

The table below sets forth our consolidated capitalization as of December 31, 2015, on an actual basis and as adjusted to give effect to the issuance and sale of the notes offered hereby and the application of the net proceeds from the sale of the notes. See “Use of Proceeds.”

You should read the table together with our consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2015
	Actual	As Adjusted
	(amounts in millions)
Cash and cash equivalents(1)	$680	$609

Debt included in current liabilities:
Short-term borrowings and current maturities of long-term debt	$78	$78
Debt included in long-term liabilities:
Long-term debt, excluding current maturities	1,196	1,143

Total debt	$1,274	$1,221
Stockholders’ equity	2,084	2,067

Total debt and stockholders’ equity	$3,358	$3,288

(1)	As adjusted cash and cash equivalents are calculated assuming that we will redeem our outstanding 3.550% Senior Notes due 2016 on April 13, 2016 with the redemption price calculated based on a treasury rate of 101.289%. The actual redemption date and treasury rate may differ.

DESCRIPTION OF NOTES

We are offering €500,000,000 aggregate principal amount of 2.250% Senior Notes due 2023, which we refer to as the “notes.” The notes will be issued under the senior indenture, to be dated March 11, 2016, which is more fully described in the accompanying prospectus, as amended by the first supplemental indenture, to be dated March 11, 2016, and the second supplemental indenture to be dated as of March 11, 2016, each between us and Deutsche Bank Trust Company Americas, as trustee.

The following description supplements, and to the extent it is inconsistent with, replaces the description of the general terms and provisions of the debt securities contained in “Description of Debt Securities” in the accompanying prospectus. Because this section is a summary, it does not describe every aspect of the notes and the indenture. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the notes and the indenture, including definitions of certain terms used therein. You may obtain copies of the notes and the indenture by requesting them from us or the trustee.

In this Description of Notes, the “Company,” “we,” “us,” “our” and similar words refer to Xylem Inc. and not to any of its subsidiaries. Any capitalized terms that are defined in the accompanying prospectus have the same meanings in this section unless a different definition appears in this section.

General

The notes:

•	will be senior unsecured obligations of ours;

•	will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding;

•	will be structurally subordinated to all existing and future obligations of our subsidiaries, including claims with respect to trade payables;

•	will initially be limited to €500,000,000 aggregate principal amount; and

•	will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Listing

We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. We currently expect trading in the notes on the NYSE to begin within 30 days after the original issue date. Currently there is no public market for the notes.

Principal, Maturity and Interest

The notes will bear interest at a rate of 2.250% per annum from March 11, 2016, or from the most recent date to which interest has been paid or provided for, payable annually in arrears on March 11 of each year (each, an “Interest Payment Date”), commencing March 11, 2017 to holders of record at the close of business on the 15th calendar day (whether or not a business day) immediately preceding the Interest Payment Date or, if the notes are represented by one or more global notes, the close of business on the business day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding the Interest Payment Date; provided, however, that interest payable on the maturity date of the notes or any redemption date of the notes shall be payable to the person to whom the principal of such notes shall be payable.

Interest payable on the notes on any Interest Payment Date, redemption date or maturity date shall be the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of the notes, if no interest has been paid or duly provided for) to, but excluding, such Interest Payment Date, redemption date or maturity date, as the case may be. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association. If any Interest Payment Date falls on a day that is not a business day, the interest payment will be made on the next succeeding day that is a business day, but no additional interest will accrue as a result of the delay in payment. If the maturity date or any redemption date of the notes falls on a day that is not a business day, the related payment of principal, premium, if any, and interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day. The rights of holders of beneficial interests of notes to receive the payments of interest on such notes are subject to the applicable procedures of Euroclear and Clearstream.

Unless otherwise indicated, the term “business day” means any day, other than a Saturday or Sunday, (i) which is not a day on which banking institutions in The City of New York or London are authorized or required by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system, or the TARGET2 system, or any successor thereto, operates.

Optional Redemption

The notes will be redeemable at any time prior to December 11, 2022 (three months days prior to their maturity), as a whole or in part, at our option, on at least 30 days’, but not more than 60 days’, prior notice mailed (or otherwise transmitted in accordance with the applicable procedures of Euroclear or Clearstream) to the registered address of each holder of the notes to be redeemed, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; and

•	the sum of the present values of the Remaining Scheduled Payments (as defined below) of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below) plus 40 basis points;

together with, in each case, accrued and unpaid interest on the principal amount of the notes to be redeemed to, but not including, the date of redemption.

The notes will be redeemable at any time on or after December 11, 2022 (three months prior to their maturity), as a whole or in part, at our option, on at least 30 days’, but not more than 60 days’, prior notice mailed (or otherwise transmitted in accordance with the applicable procedures of Euroclear or Clearstream) to the registered address of each holder of the notes to be redeemed, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed to, but excluding, the redemption date.

If money sufficient to pay the redemption price of all of the notes (or portions thereof) to be redeemed on the redemption date is deposited with the trustee or paying agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on such notes (or such portion thereof) called for redemption.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German government bond whose maturity is closest to the maturity of the notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an Interest Payment Date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced (solely for the purposes of this calculation) by the amount of interest accrued thereon to such redemption date.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the applicable notes or portions thereof called for redemption. On or before the redemption date, we will deposit with the paying agent or set aside, segregate and hold in trust (if we are acting as paying agent), funds sufficient to pay the redemption price of, and accrued and unpaid interest on, such notes to be redeemed on that redemption date. If fewer than all of the notes are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof to be redeemed from the outstanding notes not previously called for redemption by such method as the trustee deems fair and appropriate; provided that if the notes are represented by one or more global notes, beneficial interests in the notes will be selected for redemption by Euroclear and Clearstream in accordance with their respective standard procedures therefor; provided, however, that no notes of a principal amount of €100,000 or less shall be redeemed in part.

We may at any time, and from time to time, purchase the notes at any price or prices in the open market or otherwise.

Repurchase Upon Change of Control Triggering Event

A change of control requiring us to repurchase all, or part, of the debt securities as described below will be triggered in the event that the notes cease to be rated equal to or higher than BBB- (or the equivalent) by Fitch Inc. (“Fitch”), Baa3 (or the equivalent) by Moody’s Investors Service, Inc. (“Moody’s”) or BBB- (or the equivalent) by Standard & Poor’s Rating Services (“S&P”), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us on any date during the 60-day period commencing upon the earlier of (1) the first public announcement of the change of control or our intention to effect a change of control and (2) the consummation of such change of control, which period will be extended following consummation of a change of control for so long as the rating of the debt securities is under publicly announced consideration for possible downgrade by any of the rating agencies. Unless at least one rating agency is providing a rating for the notes at the commencement of any such period, the notes will be deemed to have ceased to be rated as described above during such period. Notwithstanding the foregoing, no event triggering a change of control will be deemed to have occurred in connection with any particular change of control unless and until such change of control has actually been consummated.

If an event triggering a change of control occurs, unless we have exercised our right to redeem the notes, we will be required to make an offer to repurchase all or, at the holder’s option, any part (equal to €100,000 or any multiple of €1,000 in excess thereof) of each holder’s debt securities on the terms set forth in the debt securities. In such offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the debt securities repurchased plus accrued and unpaid interest, if any, on the debt securities repurchased, to, but not including, the date of purchase.

Within 30 days following any event triggering a change of control or, at our option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to holders of the notes (with a copy mailed to the trustee) describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice, if mailed prior to the date of consummation of the change of control, will state that the change of control offer is conditioned on the change of control triggering event occurring on or prior to such payment date.

On such payment date, we will be required, to the extent lawful, to:

•	accept for payment all debt securities or portions of debt securities properly tendered pursuant to the offer described in the first paragraph above;

•	deposit with the paying agent an amount equal to the required payment in respect of all debt securities or portions of notes debt securities properly tendered; and

•	deliver or cause to be delivered to the trustee the debt securities properly accepted together with an officer’s certificate stating the aggregate principal amount of debt securities or portions of debt securities being purchased by us.

The paying agent will be required to promptly mail to each holder who properly tendered debt securities the purchase price for such debt securities, and the trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new debt security equal in principal amount to any unpurchased portion of the debt securities surrendered, if any; provided that each new debt security will be in a principal amount of €100,000 or a multiple of €1,000 in excess thereof.

We will not be required to make an offer upon an event triggering a change of control if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all debt securities properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, we will be required to make an offer treating the date of such termination or default as though it were the date of such change of control triggering event.

In addition, we will not repurchase any debt securities if there has occurred and is continuing on the relevant payment date an event of default under the indenture, other than a default in the payment of the change of control payment upon a change of control triggering event.

To the extent that we are required to offer to repurchase the debt securities upon the occurrence of a change of control triggering event, we may not have sufficient funds to repurchase the debt securities in cash at such time. In addition, our ability to repurchase the debt securities for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. The failure to make such repurchase would result in a default under the debt securities.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the debt securities as a result of a change of control triggering event. To the extent that the provision of any such securities laws or regulations conflicts with the offer provisions in respect of a change of control of the debt securities, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under such offer provisions by virtue of any such conflict.

The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and those of our subsidiaries, taken as a whole, to another person or group may be uncertain. In such case, holders of the notes may not be able to resolve this uncertainty without resorting to legal action.

For purposes of the foregoing, the following terms will be applicable:

“change of control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, arrangement or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries, taken as a whole, to one or more persons, other than to us or one of our subsidiaries; (2) the first day on which a majority of the members of our board of directors is not composed of directors who (a) were members of our board of directors on the issue date or (b) were nominated for election, elected or appointed to our board of directors with the approval of a majority of the directors who were members of our board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval by such directors of our proxy statement in which such member was named as a nominee for election as a director); (3) the consummation of any transaction including, without limitation, any merger, amalgamation, arrangement or consolidation the result of which is that any person becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock; (4) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of the outstanding voting stock of us or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person immediately after giving effect to such transaction; or (5) the adoption of a plan relating to our liquidation or dissolution (other than our liquidation into a newly formed holding company). Notwithstanding the foregoing, a transaction described in clause (3) above will not be deemed to involve a change of control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company (which shall include a parent company) and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as, and hold in substantially the same proportions as, the holders of the Company’s voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the then outstanding voting stock, measured by voting power, of such holding company. Following any such transaction, references in this definition to the Company shall be deemed to refer to such holding company. For the purposes of this definition, “person” and “beneficial owner” have the meanings used in Section 13(d) of the Exchange Act.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay to or on account of a beneficial owner of a note who is not a United States person for U.S. federal income tax purposes such additional amounts as may be necessary to ensure that every net payment by us of the principal of and interest on such note, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment, by the United States or any political subdivision or taxing authority of the United States, will not be less than the amount that would have been payable had no such deduction or withholding been required. However, we will not pay additional amounts for or on account of:

(a)	any such tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between the holder or beneficial owner of a note (or between a fiduciary, settlor, beneficiary, member or shareholder of such person, if such person is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such person (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation, where required, by the holder of any such note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b)	any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

(c)	any tax, assessment or other governmental charge imposed by reason of the holder or beneficial owner’s past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company for U.S. federal income tax purposes or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

(d)	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments on or in respect of any note;

(e)	any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of such note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(f)	any tax, assessment or other governmental charge that would not have been imposed but for a failure by the holder or beneficial owner (or any financial institution through which the holder or beneficial owner holds any note or through which payment on the note is made) to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the Internal Revenue Service) imposed pursuant to, or complying with any requirements imposed under an intergovernmental agreement entered into between the United States and the government of another country in order to implement the requirements of, Sections 1471 through 1474 of the Internal Revenue Code as in effect on the date of issuance of the notes or any successor or amended version of these provisions, to the extent such successor or amended version is not materially more onerous to comply with than these provisions as enacted on such date;

(g)	any tax, assessment or other governmental charge imposed by reason of such beneficial owner’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of Xylem or as a direct or indirect affiliate of Xylem;

(h)	any tax, assessment or other governmental charge required to be deducted or withheld by any Paying Agent from a payment on a note upon presentation of such note, where required, if such payment can be made without such deduction or withholding upon presentation of such note, where required, to any other Paying Agent; or

any combination of two or more of items (a), (b), (c), (d), (e), (f), (g) and (h),

nor shall additional amounts be paid with respect to any payment on a note to a United States Alien Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the note.

The term “United States Alien Holder” means any beneficial owner of a note that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

Redemption for Tax Reasons

We may redeem the notes prior to maturity in whole, but not in part, on not more than 60 days’ notice and not less than 30 days’ notice, at a redemption price equal to 100% of their principal amount plus any accrued interest and additional amounts to, but not including, the date fixed for redemption if we determine that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced and becomes effective on or after the date of issuance of the notes, we have or will become obligated to pay additional amounts with respect to the notes as described above under “—Payment of Additional Amounts.”

If we exercise our option to redeem the notes, we will deliver to the trustee a certificate signed by an authorized officer stating that we are entitled to redeem the notes and an opinion of independent tax counsel to the effect that the circumstances described above exist.

Defeasance and Covenants

In some circumstances, we may elect to discharge our obligations on the notes through defeasance or covenant defeasance. See “Description of Debt Securities—Satisfaction, Discharge and Defeasance” in the accompanying prospectus for more information about how we may do this.

The indenture generally does not limit our ability to incur additional debt and does not contain financial or similar restrictive covenants, except as described in the accompanying prospectus under the caption “Description of Debt Securities—Other Covenants.”

Issuance in Euros

Initial holders will be required to pay for the notes in euros, and all payments of interest and principal, including payments made upon any redemption of the notes, will be payable in euros. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

As used in this prospectus supplement, “market exchange rate” means the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the United States Federal Reserve Board.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

Further Issues

We may from time to time, without notice to or the consent of the holders of any series of notes, create and issue further notes ranking equally and ratably with such series of notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as the applicable series of notes. If such further notes are not fungible with the notes in this offering for United States federal income tax purposes, the further notes will have different ISIN and CUSIP numbers.

Book-Entry System

Global Clearance and Settlement

The notes will be issued in the form of one or more global notes (each a “global note”) in fully registered form, without coupons, and will be deposited on the closing date with, or on behalf of, a common depositary for, and in respect of interests held through, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”). Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to a common depositary for Euroclear or Clearstream or its nominee.

Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Owners of beneficial interests in the global notes will not be entitled to have notes registered in their names, and will not receive or be entitled to receive physical delivery of notes in definitive form. Except as provided below, beneficial owners will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global notes.

Persons who are not Euroclear or Clearstream participants may beneficially own notes held by the common depositary for Euroclear and Clearstream only through direct or indirect participants in Euroclear and Clearstream. So long as the common depositary for Euroclear and Clearstream is the registered owner of the global note, the common depositary for all purposes will be considered the sole holder of the notes represented by the global note under the indenture and the global notes.

Certificated Notes

If the applicable depositary is at any time unwilling or unable to continue as depositary for any of the global notes and a successor depositary is not appointed by us within 90 days, or if we have been notified that both Clearstream and Euroclear have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available, we will issue the notes in definitive form in exchange for the applicable global notes. We will also issue the notes in definitive form in exchange for the global notes if an event of default has occurred with regard to the notes represented by the global notes and has not been cured or waived. In addition, we may at any time and in our sole discretion determine not to have the notes represented by the global notes and, in that event, will issue the notes in definitive form in exchange for the global notes. In any such instance, an owner of a beneficial interest in the global notes will be entitled to physical delivery in definitive form of the notes represented by the global notes equal in principal amount to such beneficial interest and to have such notes registered in its name. The notes so issued in definitive form will be issued as registered in minimum denominations of €100,000 and integral multiples of €1,000 thereafter, unless otherwise specified by us. The notes in definitive form can be transferred by presentation for registration to the registrar at our office or agency for such purpose and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the registrar duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of definitive notes.

Clearing Systems

We have been advised by Euroclear and Clearstream, respectively, as follows:

Euroclear. Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants and between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. All operations are conducted by Euroclear Bank, S.A./N.V. and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters (“Euroclear participants”). Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Euroclear terms and conditions”). The Euroclear terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payment with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Bank acts under the Euroclear terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear Bank and by Euroclear.

Clearstream. Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant either directly or indirectly.

Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear and Clearstream Arrangements

So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such notes for all purposes under the indenture and the notes. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream or such nominee, as the case may be, as registered holder thereof. None of us, the trustee, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act of 1933) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distribution of principal and interest with respect to the global note will be credited in euros to the extent received by Euroclear or Clearstream from the trustee or the paying agent, as applicable, to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

The holdings of book-entry interests in the global notes through Euroclear and Clearstream will be reflected in the book-entry accounts of each such institution. As necessary, the Registrar will adjust the amounts of the global notes on the register for the accounts of the common depositary to reflect the amounts of notes held through Euroclear and Clearstream, respectively.

Initial Settlement

Investors holding their notes through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Euroclear and Clearstream holders on the settlement date against payment for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market sales of book-entry interests in the notes held through Euroclear or Clearstream to purchasers of book-entry interests in the global notes through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in same-day funds.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Euroclear and Clearstream on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences there may be problems with completing transactions involving Euroclear and Clearstream on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear or Clearstream is used.

Euroclear and Clearstream will credit payments to the cash accounts of Euroclear participants or Clearstream customers in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Euroclear participant or Clearstream customer only in accordance with its relevant rules and procedures.

Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

None of Xylem, the underwriters or the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Notices

Notices to holders of the notes will be sent by mail or email to the registered holders, or otherwise in accordance with the procedures of the applicable depositary.

The Trustee, Paying Agent, Transfer Agent and Security Registrar

Deutsche Bank Trust Company Americas will be the trustee, paying agent, transfer agent and security registrar with respect to the notes and maintains various commercial and investment banking relationships with us and with affiliates of ours.

Principal of, premium, if any, and interest on the notes will be payable at the office of the paying agent or, at our option, payment of interest may be made by check mailed to the holders of the notes at their respective addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and interest with respect to the notes represented by one or more global notes deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear will be made through the facilities of the common depositary. We may change the paying agent without prior notice to the holders, and we or any of our subsidiaries may act as paying agent. We undertake that, to the extent permitted by law, we will maintain a paying agent in a Member State of the European Union (if any) that will not require withholding or deduction of tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such European Council Directive.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

UNITES STATES TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Unless otherwise indicated, this summary addresses only the U.S. federal income tax consequences relevant to investors that purchase notes for cash at the time of original issuance at their “issue price” (generally the first price at which a substantial amount of the notes are sold for money to the public, not including purchases by bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and applies only to beneficial owners that hold the notes as “capital assets” within the meaning of Section 1221 of the Code.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder’s individual circumstances or to holders subject to special rules under U.S. federal income tax laws, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, entities and arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of tax accounting, persons liable for U.S. federal alternative minimum tax, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, certain U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” and persons holding notes as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated investment. The discussion does not address any foreign, state, local or non-income tax consequences of the acquisition, ownership or disposition of the notes.

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any state or political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust, if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons,” as defined in the Code (“United States Person”) have the authority to control all substantial decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a United States Person.

The term “Non-U.S. Holder” means any beneficial owner of a note that is not a U.S. Holder and is not a partnership (including any entity or arrangement properly classified as a partnership for U.S. federal income tax purposes). For the purposes of this summary, U.S. Holders and Non-U.S. Holders are referred to collectively as “holders.”

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the U.S. federal income tax treatment of a partner in that partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note that is a partnership and partners in such partnerships are urged to consult with their own tax advisors regarding the U.S. federal income and other tax consequences of the acquisition, ownership and disposition of the notes.

This discussion is for general purposes only. Holders are urged to consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under federal estate or gift tax laws, as well as foreign, state, and local laws and tax treaties, and the possible effects of changes in tax laws.

Payments under Certain Events

We may be required, under certain circumstances, to pay additional amounts in excess of stated interest in respect of certain contingencies (including withholding taxes (as described in “Description of Notes—Payment of Additional Amounts”) and as a result of certain change of control provisions (as described in “Description of Notes—Repurchase Upon Change of Control Triggering Event”). Although the issue is not free from doubt, we intend to take the position that the possibility of payment of such additional amounts in respect of certain contingencies does not result in the notes being treated as contingent payment debt instruments under the applicable U.S. Treasury regulations. This position will be based on our determination that, as of the date of the issuance of the notes, the possibility that additional amounts in respect of such contingencies will have to be paid are remote or incidental contingencies within the meaning of applicable U.S. Treasury regulations. Our determination that these contingencies are remote or incidental is binding on a holder, unless such holder explicitly discloses to the U.S. Internal Revenue Service (“IRS”) on its tax return for the year during which it acquires the notes that it is taking a different position. However, our position is not binding on the IRS. If the IRS takes a contrary position to that described above, the timing and character of a holder’s income and the timing of our deductions with respect to the notes could be affected. Holders of notes should consult their tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

U.S. Holders

Payments of Interest

Interest on notes beneficially owned by a U.S. Holder will generally be taxable as ordinary interest income at the time it is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. The amount of interest income realized by a U.S. Holder that uses the cash method of tax accounting will be the U.S. dollar value of the interest payment on the date of receipt (based on the U.S. dollar spot rate for euros on that date), regardless of whether the payment is in fact converted into U.S. dollars. A U.S. Holder that uses the cash method of tax accounting will not recognize foreign currency gain or loss upon receipt of such payments, but may have foreign currency gain or loss when such holder actually sells or otherwise disposes of the euros received, as described below. Under applicable U.S. Treasury regulations, the “spot rate” generally means a rate that reflects a fair market rate of exchange available to the public for currency under a “spot contract” in a free market and involving representative amounts. A “spot contract” is a contract to buy or sell a currency on or before two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the IRS has the authority to determine the spot rate.

A U.S. Holder that uses the accrual method of accounting for tax purposes will accrue interest income on the notes in euros and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the U.S. Holder’s taxable year), or, at the accrual basis U.S. Holder’s election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. A U.S. Holder that makes such election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. A U.S. Holder that uses the accrual method of accounting for tax purposes will generally recognize U.S. source foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a note equal to the difference, if any, between the U.S. dollar value of the euro payment received (determined based on the spot rate of exchange on the date such interest is received) and the U.S. dollar value of the interest income such U.S. Holder previously included in income with respect to such payment, regardless of whether the payment is in fact converted to U.S. dollars at such time. As discussed below, the amount of foreign currency gain or loss recognized with respect to a payment of accrued but unpaid interest upon a taxable disposition of a note may be limited by the total amount of gain or loss realized upon such disposition. Any foreign currency gain or loss recognized by a U.S. Holder with respect to a note will be treated as ordinary income or loss.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Upon the sale, exchange, redemption or other taxable disposition of the notes, a U.S. Holder will generally recognize gain or loss equal to the difference, if any, between (i) the amount realized upon the sale, exchange, redemption or other taxable disposition, other than amounts attributable to accrued and unpaid interest (which will be treated as interest and recognized as ordinary interest income to the extent such interest has not been previously included in income) and (ii) the U.S. Holder’s adjusted tax basis in the notes. The amount realized by a U.S. Holder is the sum of cash plus the fair market value of all other property received on such sale, exchange, redemption or other taxable disposition. A U.S. Holder’s adjusted tax basis in a note will generally equal the U.S. dollar cost of the note to such holder. The U.S. dollar cost of a note for a U.S. Holder will be the U.S. dollar value of the euro purchase price on the date of purchase. If the notes are traded on an established securities market, a cash basis U.S. Holder and, if it so elects, an accrual basis U.S. Holder will determine the U.S. dollar value of the euro purchase price paid for such note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. In that event, the conversion of U.S. dollars to euros and the immediate use of the euros to purchase a note will generally not result in taxable gain or loss for a U.S. Holder.

Except as discussed below with respect to foreign currency gain or loss, the gain or loss a U.S. Holder recognizes on the sale, exchange, redemption or other taxable disposition of the notes will generally be U.S. source capital gain or loss. Such gain or loss will generally be long-term capital gain or loss if, at the time of the sale, exchange, redemption, or other taxable disposition, the U.S. Holder’s holding period in the notes exceeds one year. For non-corporate U.S. Holders, long-term capital gains are currently taxed at a lower rate than ordinary income. The deductibility of capital losses is subject to limitations. U.S. Holders are urged to consult their own tax advisors regarding the deductibility of capital losses in light of their particular circumstances.

If a U.S. Holder receives a payment in euros on the sale, exchange, redemption or other taxable disposition of a note, the amount realized will be the U.S. dollar value of the euro amount received calculated at the exchange rate in effect on the date of such sale, exchange, redemption or other taxable disposition. If the notes are traded on an established securities market, a cash basis U.S. Holder (and, if it so elects, an accrual basis U.S. Holder) will determine the U.S. dollar value of the euro amount realized by translating such amount at the spot rate of exchange on the settlement date of the taxable disposition. The election available to accrual basis U.S. Holders in respect of the purchase and sale of foreign currency notes traded on an established securities market, discussed above, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. If a note is not traded on an established securities market (or if a note is so traded but a U.S. Holder is an accrual basis taxpayer that has not made the settlement date election), a U.S. Holder will recognize foreign currency gain or loss to the extent that the U.S. dollar value of the euros received on the settlement date differs from the U.S. dollar value of the amount realized on the date of the taxable disposition.

Any gain or loss recognized on the sale or other disposition of the notes will generally be treated as U.S. source ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the U.S. Holder held the notes. The amount of gain or loss attributable to changes in exchange rates will generally be equal to the U.S. dollar value of the U.S. Holder’s purchase price for notes on the date of the disposition minus the U.S. dollar value of the U.S. Holder’s purchase price for the notes on the date the notes were acquired by the U.S. Holder. However, upon a sale, exchange, redemption or other taxable disposition of a note, a U.S. Holder will realize any exchange gain or loss (including with respect to principal and accrued interest) only to the extent of total gain or loss realized by such U.S. Holder on such disposition.

Exchange of Euros

Euros received as interest on a note or on a sale, exchange, redemption or other disposition of a note will generally have a tax basis equal to the U.S. dollar value of the euros at the spot rate on the date of receipt. If a U.S. Holder purchases euros and uses the euros to acquire notes, the tax basis of the euros will generally be the dollar value of the euros on the date of purchase. Any gain or loss recognized on a sale, exchange or other disposition of euros (including the use of euros to acquire notes) will generally be treated as U.S. source ordinary income or loss.

Medicare Tax

U.S. Holders who are individuals, estates or certain trusts are subject to an additional 3.8% Medicare tax on the lesser of (a) the U.S. person’s “net investment income” (or undistributed “net investment income” in the case of an estate or trust) for the relevant taxable year and (b) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income will generally include interest income and net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes.

Reportable Transaction Reporting

Treasury regulations require the reporting of, in certain circumstances, a sale, exchange, redemption or other taxable disposition of a note or euro received in respect of such a note on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the holder recognizes a loss that equals or exceeds certain threshold amounts (including, in the case of a foreign currency loss, $50,000 in a single transaction for an individual or trust, and higher amounts for non-individual, non-trust taxpayers). U.S. Holders are advised to consult their tax advisors to determine the reporting obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886 as part of their U.S. federal income tax returns.

Backup Withholding and Information Reporting

In general, a U.S. Holder that is not an “exempt recipient” will be subject to U.S. federal backup withholding at the applicable rate (currently 28%) with respect to payments on the notes and the proceeds of a sale, exchange, redemption or other taxable disposition of the notes, unless the U.S. Holder provides its taxpayer identification number to the applicable withholding agent and certifies, under penalty of perjury, that it is not subject to backup withholding on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or an applicable successor form and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. In addition, payments on the notes made to, and the proceeds of a sale or other taxable disposition by, a U.S. Holder will generally be subject to information reporting requirements, unless such U.S. Holder is an exempt recipient and appropriately establishes that exemption.

Non-U.S. Holders

Payments of Interest

Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on interest paid on the notes as long as that interest is not “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business within the United States and:

•	the Non-U.S. Holder does not, directly or indirectly, actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us, actually or by attribution, through stock ownership;

•	the Non-U.S. Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of the Non-U.S. Holder’s trade or business; and

•	either (i) the Non-U.S. Holder certifies under penalties of perjury on IRS Form W-8BEN or W-8BEN-E, as applicable, or an applicable successor form that it is not a “U.S. person” (as defined in the Code), and provides its name, address and certain other required information or (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-U.S. Holder certifies under penalties of perjury that the certification referred to in clause (i) has been received from the Non-U.S. Holder or an intermediate financial institution and furnishes to the applicable withholding agent a copy thereof.

A Non-U.S. Holder that does not qualify for exemption from withholding as described above will generally be subject to withholding of U.S. federal income tax at a rate of 30% on payments of interest on the notes (except as described below with respect to effectively connected income). A Non-U.S. Holder may be entitled to the benefits of an income tax treaty under which interest on the notes is subject to a reduced rate of withholding tax or is exempt from U.S. withholding tax, provided the Non-U.S. Holder furnishes the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or an applicable successor form claiming the reduction or exemption and the Non-U.S. Holder complies with any other applicable procedures.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Generally, subject to the discussions below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act,” any gain recognized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of a note (other than amounts attributable to accrued and unpaid interest, which will generally be treated as described under “—Payments of Interest” above) will be exempt from U.S. federal income and withholding tax, unless

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case the Non-U.S. Holder generally will be subject to U.S. federal income tax in the manner described below under “—Effectively Connected Income”; or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition and certain other conditions are met, in which case the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (unless a lower treaty rate applies) on the amount by which its U.S. source capital gains exceed its U.S. source capital losses.

Effectively Connected Income

If interest or gain recognized by a Non-U.S. Holder on a note is “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), then, subject to the discussions below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act,” the Non-U.S. Holder will be exempt from the withholding tax on such interest or gain if the Non-U.S. Holder provides us with a properly completed and executed IRS Form W-8ECI or an applicable successor form, but the Non-U.S. Holder will generally be subject to U.S. federal income tax on such interest or gain as if such Non-U.S. Holder were a United States Person. In addition to such U.S. federal income tax, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, it may be subject to an additional branch profits tax, currently at a rate of 30% or such lower rate provided by an applicable income tax treaty.

Backup Withholding and Information Reporting

Under current U.S. Treasury regulations, we (or the applicable withholding agent) must report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to the Non-U.S. Holder and the amount of tax withheld, if any, from those payments. These reporting requirements apply regardless of whether U.S. withholding tax on such payments was reduced or eliminated by any applicable tax treaty or otherwise. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

Under some circumstances, U.S. Treasury regulations require backup withholding and additional information reporting on payments of interest and other “reportable payments.” Such backup withholding and additional information reporting will not apply to payments on the notes made by us or our paying agent to a Non-U.S. Holder if the certification described above under “—Payments of Interest” is received from the Non-U.S. Holder.

Backup withholding and information reporting will generally not apply to payments of proceeds from the sale or other disposition of a note made to a Non-U.S. Holder by or through the foreign office of a broker. However, information reporting requirements, and possibly backup withholding, will apply if such broker is, for U.S. federal income tax purposes, a United States Person or has certain other enumerated connections with the United States, unless such broker has documentary evidence in its records that the Non-U.S. Holder is not a United States Person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption. Payments of proceeds from the sale or other disposition of a note made to a Non-U.S. Holder by or through the U.S. office of a broker are subject to information reporting and backup withholding at the applicable rate unless the Non-U.S. Holder certifies, under penalties of perjury, that it is not a United States Person and it satisfies certain other conditions, or the Non-U.S. Holder otherwise establishes an exemption. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder may be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner.

Non-U.S. Holders are urged to consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, the treasury regulations promulgated thereunder and other governmental notices with respect thereto (collectively “FATCA”) could impose a withholding tax of 30% (“FATCA Withholding”) on interest income (including any amount treated as interest for U.S. Federal income tax purposes) and other periodic payments on the notes paid to a holder or any non-U.S. person or entity that receives such income (a “non-U.S. payee”) on a holder’s behalf, unless the holder and each non-U.S. payee in the payment chain comply with the applicable information reporting, account identification, withholding, certification and other FATCA-related requirements (including any intergovernmental agreement entered into by the United States and another applicable jurisdiction to facilitate the application and implementation of FATCA (an “IGA”)). In the case of a payee that is a non-U.S. financial institution (for example, a clearing system, custodian, nominee or broker), withholding generally will not be imposed if the financial institution complies with the requirements imposed by FATCA to collect and report (to the U.S. or another relevant taxing authority) substantial information regarding such institution’s U.S. account holders (which would include some account holders that are non-U.S. entities but have U.S. owners). Other payees, including individuals, may be required to provide proof of tax residence or waivers of confidentiality laws and/or, in the case of non-U.S. entities, certification or information relating to their U.S. ownership.

FATCA Withholding may be imposed at any point in a payment chain if a non-U.S. payee is not compliant with the applicable FATCA requirements. A payment chain may consist of a number of parties, including a paying agent, a clearing system, each of the clearing system’s participants and a non-U.S. bank or broker through which a holder holds the notes. Accordingly, if a holder receives payments through a payment chain that includes one or more non-U.S. payees the payment could be subject to FATCA Withholding if any non-U.S. payee in the payment chain fails to comply with the FATCA requirements and is subject to withholding. This would be the case even if the holder would not otherwise have been directly subject to FATCA Withholding.

A number of countries have entered into, and other countries are expected to enter into IGAs. While the existence of an IGA will not eliminate the risk that the notes will be subject to FATCA Withholding, these agreements are expected to facilitate compliance with the FATCA requirements thereby reducing the likelihood that FATCA Withholding will occur for holders in (or investors that indirectly hold notes through financial institutions in) those countries.

FATCA Withholding could apply to all interest (including original issue discount, if any) and other periodic payments made on the notes. In addition, FATCA Withholding could apply to the gross proceeds payable upon the sale, exchange, redemption or maturity of the notes on or after January 1, 2019. Under the terms of the notes, we are not obligated to and we will not pay any additional amounts in respect of FATCA Withholding, so if FATCA Withholding applies, a holder will receive less than the amount that such holder would have otherwise received.

Depending on a holder’s circumstances, such holder may be entitled to a refund or credit in respect of some or all of any FATCA Withholding. However, even if a holder is entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay such holder’s receipt of any withheld amounts.

Holders are strongly urged to consult their tax advisor regarding FATCA. Holders should also consult their bank or broker through which they would hold the notes about the likelihood that payments to it (for credit to such Holder) may become subject to FATCA Withholding at some point in the payment chain.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders are urged to consult their own tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the notes, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

CERTAIN EUROPEAN UNION TAX CONSIDERATIONS

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common Financial Transactions Tax (“FTT”) in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”). The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in notes (including secondary market transactions) in certain circumstances. Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. The FTT proposal remains subject to negotiation between the participating Member States, and the scope and the timing for the implementation of any such tax is uncertain. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

Prospective holders of the notes are advised to seek their own professional advice in relation to the FTT.

UNDERWRITING AND CONFLICTS OF INTEREST

BNP Paribas, Citigroup Global Markets Limited and J.P. Morgan Securities plc are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to each underwriter, the principal amount of notes set forth opposite such underwriter’s name.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Limited	€145,000,000
BNP Paribas	132,500,000
J.P. Morgan Securities plc	132,500,000
Wells Fargo Securities International Limited	20,000,000
Deutsche Bank AG, London Branch	14,000,000
ING Bank N.V., Belgian Branch	14,000,000
Mitsubishi UFJ Securities International plc	14,000,000
Société Générale	14,000,000
U.S. Bancorp Investments, Inc.	14,000,000

Total	€500,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed 0.350% per note. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed 0.200% per note. If all the notes are not sold at the initial public offering price, less applicable discounts, the underwriters may change the public offering price and the discounts. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Xylem Inc.
Per note	0.550%

We estimate that our total expenses for this offering, excluding the underwriting discount, will be $550,000.

The notes are a new issue of securities, and there is currently no established trading market. We intend to apply to list the notes on the NYSE to begin within 30 days after the original issue date. Currently there is no public market for the notes. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time without notice in their sole discretion. Therefore, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

In connection with this offering, Citigroup Global Markets Limited (the “Stabilizing Manager”) (or any person acting on behalf of any Stabilizing Manager, may over-allot or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. This stabilizing, if commenced, may be discontinued at any time. There is no assurance that the stabilizing manager (or persons acting on behalf of the stabilizing manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) in accordance with all applicable laws and rules.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement. As used in this paragraph, the term “business day” means any day, other than a Saturday or Sunday, (i) that is not a day on which banking institutions in The City of New York or London are authorized or required by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system, or the TARGET2 system, or any successor thereto, operates.

Conflicts of Interest

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. In addition, affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our credit facility.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Certain of the underwriters are not broker-dealers registered with the SEC, and therefore may not make sales of any notes in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect sales of notes in the United States, it will do so through one or more U.S. registered broker-dealers or otherwise in accordance with the applicable U.S. securities laws and regulations.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers in the provinces of Alberta, British Columbia, New Brunswick, Nova Scotia, Ontario, Prince Edward Island and Quebec purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in each relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

•	shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

VALIDITY OF THE NOTES

Gibson, Dunn & Crutcher LLP, New York, New York, will provide opinions regarding the authorization and validity of the notes for us as to matters governed by the laws of the State of New York. Barnes & Thornburg LLP will provide opinions regarding the authorization and validity of the notes for us as to all matters governed by the laws of the State of Indiana. Certain legal matters will be passed upon for the underwriters by Davis Polk  & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this Prospectus Supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

UNITS

We may from time to time offer to sell our senior or subordinated debt securities, common stock or preferred stock, either separately or represented by warrants, depositary shares or purchase contracts, as well as units that include any of these securities or securities of other entities. The senior or subordinated debt securities may consist of debentures, notes or other types of debt. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “XYL.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange. The senior or subordinated debt securities, preferred stock, warrants and purchase contracts may be convertible or exercisable or exchangeable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. We will provide specific terms of any securities to be offered in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our principal executive offices are located at 1 International Drive, Rye Brook, New York 10573. Our telephone number is (914) 323-5700.

Investing in our securities involves certain risks. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement. Also see “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 29, 2015

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus.

We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.

The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Xylem,” “Registrant,” “Company,” “we,” “us,” and “our” refer to Xylem Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding Xylem Inc. and other companies that file materials with the SEC electronically. Copies of our periodic and current reports and proxy statements may be obtained, free of charge, on the “Investors” section of our website at http://www.xyleminc.com. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby incorporate by reference the documents listed below. Information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 26, 2015;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015 filed with the SEC on April 30, 2015, July 30, 2015 and October 29, 2015, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 4, 2015, March 31, 2015, May 13, 2015, July 13, 2015, August 10, 2015, August 25, 2015, September 15, 2015 and October 19, 2015;

•	the description of our common stock, par value $0.01, contained in Amendment No. 5 to our Registration Statement on Form 10, filed with the SEC on October 5, 2011; and

•	future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities made under this prospectus; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in and incorporated by reference into this prospectus, if such person makes a written or oral request directed to:

Xylem Inc.

ATTN: Investor Relations

1 International Drive

Rye Brook, New York 10573

(914) 323-5700

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY ADDITIONAL INFORMATION OR ANY INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS PROVIDED IN CONNECTION WITH AN OFFERING. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated herein by reference, contains information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements include statements about the capitalization of the Company, the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future, including statements relating to orders, revenue, operating margins and earnings per share growth, and statements expressing general views about future operating results, are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include: overall economic and business conditions, political and other risks associated with our international operations, including military actions, economic sanctions or trade embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; weather conditions; ability to retain and attract key members of management; our relationship with and the performance of our channel partners; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; governmental investigations; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth under “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014. All forward-looking statements made herein are based on information available to the Company as of the date such statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

ABOUT THE REGISTRANT

Xylem is a leading equipment and service provider for water and wastewater applications with a broad portfolio of products and services addressing the full cycle of water, from collection, distribution and use to the return of water to the environment. Our business focuses on providing technology-intensive equipment and services. Our product and service offerings are organized into two reportable segments: Water Infrastructure and Applied Water. Our segments are aligned with each of the sectors in the cycle of water, water infrastructure and usage applications.

•	Water Infrastructure serves the water infrastructure sector with pump systems that transport water from aquifers, lakes, rivers and seas; with filtration, ultraviolet and ozone systems that provide treatment, making the water fit to use; and pumping solutions that move the wastewater to treatment facilities where our mixers, biological treatment, monitoring and control systems provide the primary functions in the treatment process. We provide analytical instrumentation used to measure water quality, flow and level in wastewater, surface water and coastal environments. In the Water Infrastructure segment, we provide the majority of our sales directly to customers with strong application expertise, while the remaining amount is through distribution partners.

•	Applied Water serves the usage applications sector with water pressure boosting systems for heating, ventilation and air conditioning and for fire protection systems to the residential and commercial building services markets. In addition, our pumps, heat exchangers, valves and controls provide cooling to power plants and manufacturing facilities, as well as circulation for food and beverage processing. We also provide boosting systems for farming irrigation, pumps for dairy operations and rainwater reuse systems for small scale crop and turf irrigation. In the Applied Water segment, we provide the majority of our sales through long-standing relationships with some of the world’s leading distributors, with the remainder going directly to customers.

Xylem Inc. was incorporated under the laws of the State of Indiana on May 4, 2011. Our principal executive offices are located at 1 International Drive, Rye Brook, New York 10573, and our telephone number is (914) 323-5700.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise stated in the applicable prospectus supplement, we will use the proceeds of any offering for general corporate purposes, which may include repayment of debt, repurchases of outstanding shares of common stock, acquisitions, investments, working capital, investments in our subsidiaries and capital expenditures. Net proceeds may be temporarily invested prior to use.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference into this prospectus and any prospectus supplement. See “Where You Can Find More Information” and “Incorporation By Reference.”

	Nine Months Ended September 30, 2015	Year Ended December 31,
		2014	2013	2012	2011[1]	2010[1]
Ratio of earnings to fixed charges	5.7	6.4	4.7	5.9	10.9	22.7

1	For all comparative periods presented above, these periods are prior to the spin-off from ITT on October 31, 2011 and the issuance of $1.2 billion aggregate principal amount of senior notes which were issued in September 2011. Interest on such senior notes accrues from September 20, 2011.

The ratio of earnings to fixed charges is computed by dividing (i) income before income taxes and losses from equity interests, plus fixed charges by (ii) fixed charges.

The term “fixed charges” means the sum of the following: (a) interest expense, including amortization of deferred finance fees and (b) the interest portion of rental expense.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

Xylem will be the issuer of any debt securities we may offer and references to “we,” “our” or “us” in this description do not, unless the context otherwise indicates, include any of its subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

The debt securities that we may offer will be either senior debt securities or subordinated debt securities. Any senior debt securities will be issued under an indenture, which we refer to as the senior indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. Any subordinated debt securities will be issued under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. The terms of each series of debt securities will be set forth in a resolution of the board of directors of the Registrant, an officers’ certificate or by a supplemental indenture. You should read the indentures, including any amendments or supplements or any officers’ certificate setting forth the terms of any series of notes, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Any senior debt securities that we may issue will be our unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. Any subordinated debt securities that we may issue will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities with respect to which this prospectus is being delivered:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the applicable indenture;

•	the issue date or issue dates of the debt securities of the series;

•	the maturity date of the debt securities of the series;

•	the place or places where the principal, premium, if any, and additional amounts, if any, payable with respect to the debt securities of the series are payable;

•	whether the debt securities of the series will be issued at par of, at a premium over or a discount from their face amount;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, and, if applicable, the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

•	our obligation, if any, to redeem, repay or purchase any of the debt securities of the series pursuant to any sinking fund, mandatory redemption, purchase obligation or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which debt securities of the series shall be redeemed, repaid, or purchased, in whole or in part, pursuant to such obligation;

•	if the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued, the identity of the depositary for such global security and the terms and conditions, if any, upon which interests in the debt securities of the series represented by such global security may be exchanged, in whole or in part, for other individual securities represented thereby;

•	if the debt securities are subordinated debt securities, the subordination terms of the debt securities;

•	if other than denominations of $2,000 or any multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•	whether and under what circumstances additional amounts of the debt securities of the series shall be payable in respect of any taxes, assessments, or other governmental charges withheld or deducted and, if so, whether we will have the option to redeem the debt securities of such series rather than pay such additional amounts;

•	if the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security for a definitive security of such series) only upon receipt of certain certificates or other documents or upon satisfaction of other conditions, then the form and terms of such certificates, documents and/or conditions;

•	the exchange or conversion of the debt securities of such series, whether or not at the option of the holders thereof, for or into new debt securities of a different series or for or into any other securities which may include shares of our capital stock or any of our subsidiaries or securities directly or indirectly convertible into or exchangeable for any such shares or securities unaffiliated with us or any of our subsidiaries;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on debt securities of the series shall be payable and the period or periods within which and the terms and conditions upon which such election may be made;

•	if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	the exchange of debt securities of a series, at the option of the holders thereof, for other debt securities of the same series of the same aggregate principal amount of a different authorized kind or different authorized denomination or denominations, or both;

•	any guarantees on the debt securities and the identity of any guarantor thereof, the conditions of such guarantee and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•	the appointment by a trustee of an authenticating agent in one or more places other than the corporate trust office of such trustee, with power to act on behalf of such trustee, and subject to its direction, in the authentication and delivery of the debt securities of the series;

•	any trustees, depositaries, paying agents, transfer agents, exchange agents, conversion agents, registrars or other agents with respect to such series, if different from those set forth in the applicable indenture;

•	the portion of the principal amount of the debt securities of the series, if other than the principal amount thereof, that shall be payable upon declaration of acceleration of the maturity thereof;

•	any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture; and

•	any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

The statements made hereunder relating to the indentures and any debt securities that we may issue are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

•	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Redemption

If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If we redeem the debt securities of any series, we also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.

Selection and Notice

If less than all of the debt securities of a series are to be redeemed at any time, the trustee will select the debt securities of such series for redemption by lot, based on the applicable procedures of The Depository Trust Company (“DTC”).

No debt securities in principal amount of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first-class mail (in case of notes held in book-entry form, by electronic transmission) at least 30 but not more than 60 days before the redemption date to each holder of debt securities of such series to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the debt securities of such series or a satisfaction and discharge of the indenture.

If any debt security is to be redeemed in part only, the notice of redemption that relates to that debt security will state the portion of the principal amount of that debt security that is to be redeemed. For debt securities issued in certificated form, a new certificate in principal amount equal to the unredeemed portion of the original debt security will be issued in the name of the holder of the original debt security upon cancellation of the original debt security. Debt securities called for redemption become due on the date fixed for redemption. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions of the debt securities called for redemption.

The trustee will not be liable for selections made by it as contemplated in this section. For any debt securities which are represented by global securities held on behalf of DTC, the Euroclear System (“Euroclear”) or Clearstream Banking S.A. (“Clearstream”), notices may be given by delivery of the relevant notices to DTC, Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any debt securities are outstanding, we shall file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that we would be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.

We shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR or any successor electronic delivery procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any covenants under the indenture (as to which the trustee is entitled to rely exclusively on officers’ certificates).

Events of Default

The following will be “Events of Default” with respect to debt securities of a particular series, except to the extent provided in the supplemental indenture, officers’ certificate or resolution of our board of directors pursuant to which a series of debt securities is issued:

•	default in paying interest on any of the debt securities of such series when it becomes due and the default continues for a period of 30 days or more;

•	default in paying principal, or premium, if any, on any of the debt securities of such series when due;

•	default in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

•	default in the performance, or breach, of any covenant in the indenture (other than defaults specified above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series;

•	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings; or

•	any other Event of Default provided in the supplemental indenture, officers’ certificate or resolution of our board of directors under which such series of debt securities is issued or in the form of security for such series.

If an Event of Default (other than an Event of Default specified in the fifth bullet point above) under the indenture occurs with respect to the notes and is continuing, then the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may by written notice require us to repay immediately the entire principal amount of the outstanding notes of that series, together with all accrued and unpaid interest and premium, if any.

If an Event of Default under the indenture specified in the fifth bullet point above occurs and is continuing, then the entire principal amount of the outstanding debt securities of the affected series will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration, the holders of a majority in principal amount of outstanding debt securities of the affected series may rescind this accelerated payment requirement if (i) all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived, (ii) the rescission of acceleration would not conflict with any judgment or decree and (iii) we have paid or deposited with the trustee a sum sufficient to pay all sums paid or advanced by the trustee and the reasonable and duly documented compensation, expenses, disbursements and advances of the trustee, its agents and counsel. The holders of a majority in principal amount of the outstanding debt securities of the affected series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding note of that series, and except in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

Holders of at least 25% in principal amount of the outstanding debt securities of the affected series may seek to institute a proceeding only after they have notified the trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the notes of that series. These limitations do not apply, however, to a suit instituted by a holder of a note for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and to use the same degree of care and skill in its exercise as a prudent person would use under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of the affected series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the notes of the affected series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

The trustee is not to be charged with knowledge of any Event of Default or knowledge of any cure of any Event of Default unless either (i) an authorized officer or agent of the trustee with direct responsibility for the administration of the indenture has actual knowledge of such Event of Default or (ii) written notice of such Event of Default has been given to such authorized officer of the trustee by the Issuer or any holder of the debt securities.

Covenants

Although the indentures generally do not contain financial or similar restrictive covenants, unless otherwise specified in the applicable prospectus supplement, the debt securities will contain the additional covenants described below that are not contained in the indentures.

Repurchase Upon Change of Control Triggering Event

A change of control requiring us to repurchase all, or part, of the debt securities as described below will be triggered in the event that the debt securities notes cease to be rated equal to or higher than BBB- (or the equivalent) by Fitch Inc. (“Fitch”), Baa3 (or the equivalent) by Moody’s Investors Service, Inc. (“Moody’s”) or BBB- (or the equivalent) by Standard & Poor’s Rating Services (“S&P”), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us on any date during the 60-day period commencing upon the earlier of (1) the first public announcement of the Change of Control or our intention to effect a Change of Control and (2) the consummation of such Change of Control, which period will be extended following consummation of a Change of Control for so long as the rating of the debt securities is under publicly announced consideration for possible downgrade by any of the rating agencies. Unless at least one rating agency is providing a rating for the notes at the commencement of any such period, the notes will be deemed to have ceased to be rated as described above during such period. Notwithstanding the foregoing, no event triggering a change of control will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

If an event triggering a change of control occurs, unless we have exercised our right to redeem the debt securities of a series pursuant to the terms of such series, we will be required to make an offer to repurchase all or, at the holder’s option, any part (equal to $2,000 or any multiple of $1,000 in excess thereof) of each holder’s debt securities on the terms set forth in the debt securities. In such offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the debt securities repurchased plus accrued and unpaid interest, if any, on the debt securities repurchased, to, but not including, the date of purchase.

Within 30 days following any event triggering a change of control or, at our option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to holders of the notes (with a copy mailed to the trustee) describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice, if mailed prior to the date of consummation of the change of control, will state that the change of control offer is conditioned on the change of control triggering event occurring on or prior to such payment date.

On such payment date, we will be required, to the extent lawful, to:

•	accept for payment all debt securities or portions of debt securities properly tendered pursuant to the offer described in the first paragraph above;

•	deposit with the paying agent an amount equal to the required payment in respect of all debt securities or portions of notes debt securities properly tendered; and

•	deliver or cause to be delivered to the trustee the debt securities properly accepted together with an officer’s certificate stating the aggregate principal amount of debt securities or portions of debt securities being purchased by us.

The paying agent will be required to promptly mail to each holder who properly tendered debt securities the purchase price for such debt securities, and the trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new debt security equal in principal amount to any unpurchased portion of the debt securities surrendered, if any; provided that each new debt security will be in a principal amount of $2,000 or a multiple of $1,000 in excess thereof.

We will not be required to make an offer upon an event triggering a change of control if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all debt securities properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, we will be required to make an offer treating the date of such termination or default as though it were the date of such change of control triggering event.

In addition, we will not repurchase any debt securities if there has occurred and is continuing on the relevant payment date an event of default under the indenture, other than a default in the payment of the change of control payment upon a change of control triggering event.

To the extent that we are required to offer to repurchase the debt securities upon the occurrence of a change of control triggering event, we may not have sufficient funds to repurchase the debt securities in cash at such time. In addition, our ability to repurchase the debt securities for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. The failure to make such repurchase would result in a default under the debt securities.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the debt securities as a result of a change of control triggering event. To the extent that the provision of any such securities laws or regulations conflicts with the offer provisions in respect of a change of control of the debt securities, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under such offer provisions by virtue of any such conflict.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and those of our subsidiaries, taken as a whole, to another person or group may be uncertain. In such case, holders of the notes may not be able to resolve this uncertainty without resorting to legal action.

For purposes of the foregoing, the following term will be applicable:

“change of control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, arrangement or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries, taken as a whole, to one or more persons, other than to us or one of our subsidiaries; (2) the first day on which a majority of the members of our board of directors is not composed of directors who (a) were members of our board of directors on the issue date or (b) were nominated for election, elected or appointed to our board of directors with the approval of a majority of the directors who were members of our board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval by such directors of our proxy statement in which such member was named as a nominee for election as a director); (3) the consummation of any transaction including, without limitation, any merger, amalgamation, arrangement or consolidation the result of which is that any person becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock; (4) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of us or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person immediately after giving effect to such transaction; or (5) the adoption of a plan relating to our liquidation or dissolution (other than our liquidation into a newly formed holding company). Notwithstanding the foregoing, a transaction described in clause (3) above will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company (which shall include a parent company) and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as, and hold in substantially the same proportions as, the holders of the Company’s voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the then outstanding voting stock, measured by voting power, of such holding company. Following any such transaction, references in this definition to the Company shall be deemed to refer to such holding company. For the purposes of this definition, “person” and “beneficial owner” have the meanings used in Section 13(d) of the Exchange Act.

Other Covenants

Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will not contain any financial covenants or other restrictive provisions designed to protect holders of the debt securities in the event of a highly leveraged transaction. The indentures contain the following covenants:

Limitations on Liens

We will not, and we will not permit any of our restricted subsidiaries to, incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries unless we or such restricted subsidiary secures or we cause such restricted subsidiary to secure the debt securities (and any of its or such restricted subsidiary’s other debt, at its option or such restricted subsidiary’s option, as the case may be, not subordinate to the debt securities), equally and ratably with (or prior to) such secured debt, for as long as such secured debt will be so secured.

These restrictions will not, however, apply to debt secured by:

•	any liens existing prior to the issuance of the debt securities;

•	any lien on property of or shares of stock of (or other interests in) or debt of any entity existing at the time such entity becomes a restricted subsidiary;

•	any liens on property, shares of stock (or other interests in) or debt of any entity (i) existing at the time of acquisition of such property or shares (or other interests) (including acquisition through merger or consolidation), (ii) to secure the payment of all or any part of the purchase price of such property or shares (or other interests) or the costs of construction or improvement of such property or (iii) to secure any debt incurred prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or within 180 days after the acquisition of such shares (or other interests) for the purpose of financing all or any part of the purchase price of such property or shares (or other interests) or the costs of construction thereon;

•	any liens in favor of us or any of our restricted subsidiaries;

•	any liens in favor of, or required by contracts with, governmental entities; or

•	any extension, renewal, or refunding of liens referred to in any of the preceding clauses.

Notwithstanding the foregoing, we or any of our restricted subsidiaries may incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries if, after giving effect thereto and together with the value of attributable debt outstanding pursuant to the second paragraph of the “—Limitation on Sale and Lease-Back Transactions” covenant below, the aggregate amount of such debt does not exceed 15% of our consolidated net tangible assets.

The indenture does not restrict the transfer by us of a principal property to any of our unrestricted subsidiaries or our ability to change the designation of a subsidiary owning principal property from a restricted subsidiary to an unrestricted subsidiary and, if we were to do so, any such unrestricted subsidiary would not be restricted from incurring secured debt nor would we be required, upon such incurrence, to secure the debt securities equally and ratably with such secured debt.

Limitation on Sale and Lease-Back Transactions

We will not enter into any sale and lease-back transaction with respect to any principal property, other than any such sale and lease-back transaction involving a lease for a term of not more than three years or any such sale and lease-back transaction between us and one of our restricted subsidiaries or between our restricted subsidiaries, unless: (i) we or such restricted subsidiary would be entitled to incur debt secured by a lien on the principal property involved in such sale and lease-back transaction at least equal in amount to the attributable debt with respect to such sale and lease-back transaction, without equally and ratably securing the debt securities, pursuant to the covenant described above under the caption “—Limitation on Liens”; or (ii) the proceeds of such sale and lease-back transaction are at least equal to the fair market value of the affected principal property (as determined in good faith by our board of directors) and we apply an amount equal to the net proceeds of such sale and lease-back transaction within 180 days of such sale and lease-back transaction to any (or a combination) of (a) the prepayment or retirement of the debt securities, (b) the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of other debt of us or of one of our restricted subsidiaries (other than debt that is subordinated to the debt securities or debt owed to us or one of our restricted subsidiaries) that matures more than 12 months after its creation or matures less than 12 months after its creation but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond 12 months from its creation or (c) the purchase, construction, development, expansion or improvement of other comparable property.

Notwithstanding the restrictions in the preceding paragraph, we will be permitted to enter into sale and lease-back transactions otherwise prohibited by this covenant, the attributable debt with respect to which, together with all debt outstanding pursuant to the third paragraph of the “—Limitation on Liens” covenant above, without duplication, do not exceed 15% of consolidated net tangible assets measured at the closing date of the sale and lease-back transaction.

The following are definitions of some terms used in the above description. We refer you to the indenture for a full description of all of these terms, as well as any other terms used herein for which no definition is provided.

“attributable debt” with regard to a sale and lease-back transaction with respect to any principal property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the notes then outstanding under the indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

“consolidated net tangible assets” means the total amount of our assets and our restricted subsidiaries’ assets minus:

•	all applicable depreciation, amortization and other valuation reserves;

•	all current liabilities of ours and our restricted subsidiaries (excluding any intercompany liabilities); and

•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, all as set forth on our and our restricted subsidiaries’ latest consolidated balance sheets prepared in accordance with U.S. GAAP.

“debt” means any indebtedness for borrowed money.

“principal property” means any single manufacturing or processing plant, office building or warehouse owned or leased by us or any of our restricted subsidiaries which has a gross book value in excess of 2% of our consolidated net tangible assets other than a plant, warehouse, office building or portion thereof which, in the opinion of our Board of Directors, is not of material importance to the business conducted by the Company and its restricted subsidiaries as an entirety.

“restricted subsidiary” means, at any time, any subsidiary which at the time is not an unrestricted subsidiary of ours.

“subsidiary” means any entity, at least a majority of the outstanding voting stock of which shall at the time be owned, directly or indirectly, by us or by one or more of our subsidiaries, or both.

“unrestricted subsidiary” means any subsidiary of ours (not at the time designated as our restricted subsidiary) (1) the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof, (2) substantially all the assets of which consist of the capital stock of one or more subsidiaries engaged in the operations referred to in the preceding clause (1), or (3) designated as an unrestricted subsidiary by our Board of Directors and which, in the opinion of our Board of Directors, is not of material importance to the business conducted by the Company and its restricted subsidiaries as an entity.

Consolidation, Merger or Sale of Assets

We may consolidate or merge with or into, or convey or transfer all or substantially all of our assets to, any entity (including, without limitation, a limited partnership or a limited liability company); provided that:

•	we will be the surviving corporation or, if not, that the successor will be a corporation that is organized and validly existing under the laws of any state of the United States of America or the District of Columbia and will expressly assume by a supplemental indenture our obligations under the indenture and the debt securities;

•	immediately after giving effect to such transaction, no event of default, and no default or other event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing; and

•	we will have delivered to the trustee an opinion of counsel, stating that such consolidation, merger, conveyance or transfer and such supplemental indenture, if any, complies with the indenture.

In the event of any such consolidation, merger, conveyance, transfer or lease, any such successor will succeed to and be substituted for us as obligor on the notes with the same effect as if it had been named in the indenture as obligor.

The trustee will be entitled to conclusively rely on and will accept such opinion as sufficient evidence of the satisfaction of the conditions precedent set forth in the third clause above, in which event it shall be conclusive and binding on the holders of the debt securities.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of the debt securities of any series in order to:

•	evidence a succession to the trustee;

•	cure ambiguities, defects or inconsistencies or make any other change that does not adversely affect in any material respect the interests of any holder;

•	provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of any series;

•	add guarantors with respect to the debt securities of any series;

•	secure the debt securities of any series;

•	establish the form or forms of the debt securities of any series; or

•	maintain the qualification of the indenture under the Trust Indenture Act.

Other amendments to and modifications of the indenture or the debt securities of any series issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each affected outstanding debt security:

•	reduce the principal amount, or extend the fixed maturity, of the debt securities of any series;

•	alter or waive the redemption provisions of the debt securities of any series;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of the debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities of any series;

•	waive a payment default with respect to the debt securities of any series;

•	reduce the interest rate or extend the time for payment of interest on the debt securities of any series; or

•	adversely affect the ranking of the debt securities of any series.

Information Concerning the Trustee

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities issued under the indenture only after those holders have furnished the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

If the trustee becomes a creditor of ours, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate such conflict, resign or obtain an order from the SEC permitting it to remain as trustee.

Paying Agent and Security Registrar

We will maintain one or more paying agents (each, a “Paying Agent”) for any debt securities we issue in New York, New York. We, upon written notice to the trustee accompanied by an officers’ certificate, may appoint one or more Paying Agents, other than the trustee, for all or any series of such debt securities. If we fail to appoint or maintain another entity as Paying Agent, the trustee shall act as such. We or any of our subsidiaries, upon notice to the trustee, may act as Paying Agent.

We will also maintain one or more security registrars (each, a “Security Registrar”) with an office in New York, New York. We, upon written notice to the trustee accompanied by an officers’ certificate, may appoint one or more registrars, other than the trustee, for all or any series of debt securities. If we fail to appoint or maintain another entity as registrar, the trustee shall act as such. We or any of our subsidiaries, upon notice to the trustee, may act as registrar.

The Security Registrar will maintain a register reflecting ownership of debt securities outstanding from time to time, and the Paying Agents will make payments on and facilitate transfer of debt securities on our behalf. We may change any Paying Agents or Security Registrars without prior notice to the holders of debt securities.

Governing Law

The indenture and any debt securities issued thereunder shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions.

Satisfaction, Discharge and Defeasance

We may terminate our obligations with respect to the debt securities of any series under the indenture when:

•	either:

•	all the debt securities of any series issued that have been authenticated have been delivered to the trustee for cancellation; or

•	all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the notes to pay principal, interest and any premium; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holder of the debt securities to receive principal, interest and any premium when due;

•	mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “—Events of Default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to the outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. government obligations that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion of a nationally recognized firm of independent registered public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that (i) we have received from, or there has been published by, the U.S. Internal Revenue Service, a ruling, or (ii) since the issuance of the debt securities, there has been a change in applicable U.S. federal income tax law, in either case to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same U.S. federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same U.S. federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•	no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•	the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of that series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•	the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

Book-Entry, Delivery and Form

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof and will be issued in registered form only, without coupons.

We anticipate that any global securities will be deposited with, or on behalf of, DTC, and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC.

Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly, if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Beneficial interests in the global securities will be held in denominations of $2,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security, and we do not appoint a successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered or in good standing under the Exchange Act, as amended, or other applicable statute or regulation, and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

•	we determine that that global security will be exchangeable for definitive securities in registered form and we notify the trustee of our decision.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all debt securities represented by a global security to the Paying Agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the trustee and any Paying Agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security; or

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note. So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”), and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the U.S., Clearstream Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Clearstream is an indirect participant in DTC.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”), and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing, and interacts with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through Euroclear Bank S.A/N.V. (the “Euroclear Operator”), a bank incorporated under the laws of the Kingdom of Belgium, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator advises us that it is regulated and examined by the Belgian banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, herein the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant

European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF CAPITAL STOCK

Xylem is authorized to issue 750,000,000 shares of common stock, $0.01 par value, and 50,000,000 shares of preferred stock, $0.01 par value per share. As of October 23, 2015, there were 179,366,169 shares of common stock outstanding, and no shares of preferred stock outstanding.

Our common stock is listed on the New York Stock Exchange under the symbol “XYL.” All outstanding shares of common stock are validly issued, fully paid and nonassessable.

The following descriptions of the terms of our common and preferred stock are not complete and are qualified in their entirety by reference to our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), and our By-laws (the “By-laws”), and to the laws of the state of Indiana.

Common Stock

Dividend Rights

Under our Articles of Incorporation, holders of our common stock are entitled to receive any dividends our Board of Directors may declare on the common stock, subject to the prior rights of the preferred stock. The Board of Directors may declare dividends from funds legally available for this purpose.

Voting Rights

Our common stock has one vote per share. The holders of our common stock are entitled to vote on all matters to be voted on by shareholders. Our Articles of Incorporation do not provide for cumulative voting. This could prevent directors from being elected by a relatively small group of shareholders.

Liquidation Rights

After provision for payment of creditors and after payment of any liquidation preferences to holders of the preferred stock, if we liquidate, dissolve or are wound up, whether this is voluntary or not, the holders of our common stock will be entitled to receive on a pro rata basis all assets remaining.

Other Rights

Our common stock is not liable to further calls or assessment. The holders of our common stock are not currently entitled to subscribe for or purchase additional shares of our capital stock. Our common stock is not subject to redemption and does not have any conversion or sinking fund provisions.

Preferred Stock

Our Board of Directors has the authority, without other action by shareholders, to issue preferred stock in one or more series. The holders of our preferred stock do not have the right to vote, except as our Board of Directors establishes, or as provided in our amended and restated articles of incorporation or as determined by state law.

The Board of Directors has the authority to determine the terms of each series of preferred stock, within the limits of our amended and restated articles of incorporation, our amended and restated by-laws and the laws of the state of Indiana. These terms include the number of shares in a series, the consideration, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights, if any.

Provisions of Our Articles of Incorporation and By-Laws That Could Delay or Prevent a Change in Control

Certain provisions of our Articles of Incorporation and By-laws may delay or make more difficult unsolicited acquisitions or changes of control of the Company. We believe that such provisions will enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our Board of Directors to be in the best interests of the Company, our shareholders and certain other constituents. Such provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of the Company, although a majority of our shareholders might consider such proposals, if made, desirable. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our Board of Directors. These provisions include:

•	a classified Board of Directors;

•	the availability of capital stock for issuance from time to time at the discretion of our Board of Directors;

•	the ability of our Board of Directors to increase the size of the board and to appoint directors to fill newly created directorships; and

•	requirements for advance notice for raising business or making nominations at shareholders’ meetings.

Classified Board of Directors

Our Board of Directors is divided into three classes that are, as nearly as possible, of equal size. Upon the expiration of each initial term, directors will subsequently serve three-year terms if renominated and reelected. Beginning in 2016, we will phase out the staggered board structure and our directors will be elected for a one-year term.

Authorized But Unissued Capital Stock

The authorized but unissued shares of our common stock and preferred stock will be available for future issuance without shareholder approval. Indiana law does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply to us so long as our common stock remains listed on the New York Stock Exchange, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. We may issue additional shares for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

Our board may be able to issue shares of unissued and unreserved common or preferred stock to persons friendly to current management. This issuance may render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. This could possibly deprive our shareholders of opportunities to sell their shares of our stock at prices higher than prevailing market prices. Our board could also use these shares to dilute the ownership of persons seeking to obtain control of the Company.

Number of Directors; Filling of Vacancies

Our By-laws provide that the Board of Directors will have at least 3 and at most 25 directors. The size of the board may be changed by a majority vote of the Board of Directors. A majority of the board determines the exact number of directors at any given time. The board fills any new directorships it creates and any vacancies, subject to the requirement provided in the By-laws that the majority of directors holding office immediately after such election be independent directors, as defined in the By-laws. Accordingly, our board may be able to prevent any shareholder from obtaining majority representation on the board by increasing the size of the board and filling the newly created directorships with its own nominees.

Special Meetings

Under circumstances described in our Articles of Incorporation and By-laws and subject to certain procedural requirements, our shareholders can require the Secretary to call a special meeting. Our By-laws provide that shareholders may not call a special meeting (i) if the item of business for which the meeting is proposed to be called would violate state law, (ii) if the request to hold the special meeting is received during the period beginning 90 days prior to the anniversary of the prior annual meeting of shareowners and ending on the date of the next annual meeting of shareowners, (iii) if the item of business for which the meeting is proposed to be called is identical or substantially similar to another item that was presented at a meeting of shareowners held within the prior 90 day period, (iv) the item of business for which the meeting is proposed to be called is substantially similar to another item that is included in the Company’s notice of meeting as an item of business to be brought before a shareowner meeting that has been called but not yet held or that is called for a date within 90 days of the receipt of the request that the special meeting be held or (v) such special meeting request was made in a manner that involved a violation of Regulation 14A under the Securities Act, or other applicable law.

Advance Notice Provisions

Our By-laws require that for a shareholder to nominate a director or bring other business before an annual meeting, the shareholder must give written notice, in proper form, to the Secretary of Xylem not less than 90 days and no more than 120 days prior to the date corresponding to the date on which we first mailed our proxy materials for the prior year’s annual meeting.

Only persons who are nominated by, or at the direction of, our Board of Directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the Secretary of Xylem prior to a meeting at which directors are to be elected, will be eligible for election as directors of Xylem. The notice of any nomination for election as a director must set forth:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•	a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or nominations are to be made by the shareholder;

•	such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by our board;

•	the consent of each nominee to serve as a director if so elected; and

•	if the shareholder intends to solicit proxies in support of such shareholder’s nominee(s), a representation to that effect.

The notice to bring any other matter a shareholder proposes to bring before an annual meeting must also set forth:

•	a brief description of the proposal and the reasons therefor;

•	if the proposal involves an amendment to our amended and restated articles of incorporation or amended and restated by-laws, the language of the amendment;

•	any material interest of the shareholder in the proposal; and

•	if the shareholder intends to solicit proxies with respect to the proposal, a representation to that effect.

Our By-laws limit the business that may be conducted at a special meeting to the purposes stated in the notice of the meeting. The advance notice provisions may delay a person from bringing matters before a shareholder meeting. The provisions may provide enough time for us to begin litigation or take other steps to respond to these matters, or to prevent them from being acted upon, if we find it desirable.

Certain Provisions of the Indiana Business Corporation Law

As an Indiana corporation, we are governed by the Indiana Business Corporation Law (the “IBCL”). Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult unsolicited acquisitions or changes of control of the Company. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interest.

Control Share Acquisitions. Under Sections 23-1-42-1 through 23-1-42-11 of the IBCL, an acquiring person or group who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Section 23-1-44 of the IBCL.

Under the IBCL, “control shares” means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges:

•	one-fifth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more.

“Control share acquisition” means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition. “Issuing public corporation” means a corporation which is organized in Indiana and has (i) 100 or more shareholders, (ii) its principal place of business, its principal office or assets having a fair market value of more than $1,000,000 within Indiana and (iii) (A) more than 10% of its shareholders resident in Indiana, (B) more than 10% of its shares owned by Indiana residents or (C) 1,000 shareholders resident in Indiana.

The above provisions do not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or by-laws, including a board adopted by-law, provide that they do not apply. Our amended and restated articles of incorporation and amended and restated by-laws do not currently exclude us from the restrictions imposed by the above provisions.

Certain Business Combinations. Sections 23-1-43-1 through 23-1-43-24 of the IBCL restrict the ability of a “resident domestic corporation” to engage in any combinations with an “interested shareholder” for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the Board of Directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shares or the offer meets specified fair price criteria. For purposes of the above provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. The above provisions do not apply to corporations that so elect in an amendment to their articles of incorporation approved by a majority of the disinterested shares. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our amended and restated articles of incorporation do not exclude us from the restrictions imposed by the above provisions.

Directors’ Duties and Liability. Under Section 23-1-35-1 of the IBCL, directors are required to discharge their duties:

•	in good faith;

•	with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

•	in a manner the directors reasonably believe to be in the best interests of the corporation.

However, the IBCL also provides that a director is not liable for any action taken as a director, or any failure to act, unless the director has breached or failed to perform the duties of the director’s office and the action or failure to act constitutes willful misconduct or recklessness. The exoneration from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws.

Section 23-1-35-1 of the IBCL also provides that a Board of Directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation’s shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors of the board, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation. Section 23-1-35-1 specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of the business judgment rule under the IBCL.

Transfer Agent

Wells Fargo Shareholder Services serves as our transfer agent and registrar.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any preferred stock, depositary shares, purchase contracts, warrants or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale or through any other methods described in a prospectus supplement. The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

The applicable prospectus supplement will set forth whether or not an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, Gibson, Dunn & Crutcher LLP will pass upon the validity of any securities issued under this prospectus as to matters governed by the laws of the State of New York. Unless otherwise indicated in the applicable prospectus supplement, Barnes & Thornberg LLP will pass upon the validity of any securities issued under this prospectus as to all matters governed by the laws of the State of Indiana. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

€500,000,000

Xylem Inc.

2.250% Senior Notes due 2023

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BNP PARIBAS	Citigroup	J.P. Morgan

Co-Managers

Wells Fargo Securities	Deutsche Bank	ING

MUFG	Société Générale Corporate & Investment Banking	US Bancorp

March 4, 2016